UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2013

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 23, 2013, Ameris Bancorp (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report that the Company completed its previously announced merger with The Prosperity Banking Company (“Prosperity”), pursuant to an Agreement and Plan of Merger dated as of May 1, 2013 between the Company and Prosperity (the “Merger”).

This amendment to the Original Report is being filed to provide the financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b), respectively, of Form 8-K. This amendment makes no other amendments to the Original Report

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Attached hereto as Exhibits 99.1 and 99.2 are the audited financial statements of Prosperity and the unaudited quarterly financial statements of Prosperity, respectively, as required by this Item 9.01(a).

(b)	Pro Forma Financial Information.

Attached hereto as Exhibit 99.3 is the unaudited condensed combined financial information reflecting the Merger as required by this Item 9.01(b).

(d)	Exhibits.

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Audited Consolidated Financial Statements of The Prosperity Banking Company for the fiscal years ended December 31, 2012 and 2011.

99.2	Unaudited Consolidated Financial Statements of The Prosperity Banking Company as of and for the quarters ended September 30, 2013 and September 30, 2012, and the nine months ended September 30, 2013 and September 30, 2012.

99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements reflecting the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President and Chief Financial Officer
(principal accounting and financial officer)

Dated: March 4, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Audited Consolidated Financial Statements of The Prosperity Banking Company for the fiscal years ended December 31, 2012 and 2011.

99.2	Unaudited Consolidated Financial Statements of The Prosperity Banking Company as of and for the quarters ended September 30, 2013 and September 30, 2012, and the nine months ended September 30, 2013 and September 30, 2012.

99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements reflecting the Merger.